Exhibit 10.1

Escrow Agreement

THIS ESCROW AGREEMENT (the “Agreement”) is made and dated as of April 21, 2016 by and among BIONIK LABORATORIES CORP., a Delaware corporation (“Bionik”), RUSKIN MOSCOU FALTISCHEK, P.C., a New York professional corporation, as Escrow Agent (the “Escrow Agent”), and HERMANO IGO KREBS, acting as Stockholders’ Representative (the “Stockholders’ Representative”) by virtue of the Agreement and Plan of Merger, dated as of March 1, 2016, (the “Merger Agreement”).

WITNESSETH:

WHEREAS, Bionik, Interactive Motion Technologies, Inc., a Massachusetts corporation (the “Company”) Bionik Mergerco Inc. (“Mergerco”) and the Stockholders’ Representative have entered into the Merger Agreement, providing for the merger of Mergerco with and into the Company, and in connection with which the Stockholders of the Company shall receive as consideration a number of shares of Common Stock of Bionik (the “Bionik Common Stock”) as set forth in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement, the parties thereto have agreed that the rights of indemnification under Article VI of the Merger Agreement shall survive the consummation of the transactions contemplated by the Merger Agreement as provided therein and shall be secured, pursuant to this Agreement, by certain shares of Bionik Common Stock (together with any accumulations thereto as provided herein, the “Escrow Shares”), to be registered in the name of the Escrow Agent, as escrow agent hereunder, and deposited in escrow with the Escrow Agent;

WHEREAS, the Escrow Agent is willing to act in the capacity of Escrow Agent hereunder subject to, and upon the terms and conditions of this Agreement;

WHEREAS, pursuant to the Merger Agreement, the Stockholders’ Representative has been appointed as the Stockholders’ attorney-in-fact and authorized and empowered to act, for and on behalf of any or all of the Stockholders (with full power of substitution in the premises) in connection with the indemnity provisions of the Merger Agreement, this Escrow Agreement, and such other matters as are reasonably necessary for the consummation of the transactions contemplated hereby and thereby; and

WHEREAS, capitalized terms used and not defined herein have the meanings assigned to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the promises, covenants and agreements set forth in this Agreement and of other good and valuable consideration, the receipt and legal sufficiency of which they hereby acknowledge, and intending to be legally bound hereby, and as an inducement for the execution and delivery of the Merger Agreement, Bionik, the Escrow Agent and the Stockholders’ Representative hereby agree as follows:

ARTICLE 1

DESIGNATION OF ESCROW AGENT AND CAPITAL SHARES SUBJECT TO ESCROW

1.1            Designation of Escrow Agent. Bionik and the Stockholders’ Representative hereby mutually designate and appoint Ruskin Moscou Faltischek, P.C., as Escrow Agent for the purposes set forth herein. The Escrow Agent hereby accepts such appointment in accordance with the terms and conditions provided in this Agreement.

1.2            Capital Stock Subject to Escrow. In accordance with Section 6.2 of the Merger Agreement, Bionik shall, promptly after the date hereof, issue and deliver, or cause to be delivered, on behalf of the Stockholders to the Escrow Agent one or more stock certificates (the “Escrow Certificates”), each of which shall be registered in the name of the Escrow Agent as escrow agent hereunder evidencing the Escrow Amount. The Escrow Agent shall hold and distribute the Escrow Certificates and Escrow Shares in accordance with the terms hereof.

1.3            Value of Escrow Shares. For all purposes pursuant to this Agreement, including without limitation the distribution of Escrow Shares, the value of each Escrow Share shall be equal to the Per Share Price (as adjusted for stock dividends, stock splits or combinations affecting the Escrow Shares).

ARTICLE 2

TREATMENT OF ACCUMULATIONS TO ESCROW SHARES

2.1            Escrow Period; Distribution Upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Closing Date and shall terminate on such date as there are not Escrow Shares or other funds or assets held by the Escrow Agent in the Escrow Fund (the “Escrow Period”).

(i)            On the first anniversary of the date hereof (the “Escrow Release Date”), the Escrow Fund shall be delivered by the Escrow Agent in accordance with the provisions of Section 2.l(ii) below, provided, however, that the Escrow Release Date shall not apply with respect to any amount which, in the reasonable judgment of Bionik, is necessary to satisfy any Losses incurred by Bionik (or properly accrued in accordance with GAAP applied on a consistent basis for a Loss that Bionik reasonably believes it will have to pay with respect to a third-party claim of which Bionik has received notice prior to the Escrow Release Date and specified in any Officer’s Certificate (as defined below) delivered to the Escrow Agent prior to the Escrow Release Date with respect to facts and circumstances existing prior to the Escrow Release Date).

(ii)            The Escrow Agent shall promptly deliver to Bionik’s transfer agent, for distribution to the Stockholders, the remaining portion of the Escrow Fund not required to satisfy the claims referred to in Section 2.1(i) above following the Escrow Release Date. The number of Escrow Shares to be released to each Stockholder shall be rounded up to the next whole share to avoid the release of fractional shares. As soon as all such claims have been resolved and obligations have been satisfied, the Escrow Agent shall deliver to Bionik’s transfer agent for distribution to the Stockholders all portions of the Escrow Fund not required to satisfy such claims.

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2.2            Protection of Escrow Fund.

(a)            The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund for the benefit of the Stockholders in accordance with the terms of this Agreement and not as the property of Bionik, and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

(b)            Any shares of Bionik Common Stock or other equity securities issued or distributed by Bionik (including shares issued upon a stock split) (“New Shares”) in respect of Bionik Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Bionik Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends, if any, on Bionik Common Stock shall not be added-to the Escrow Fund but shall be distributed to the Stockholders in proportion to their respective original contributions to the Escrow Fund.

(c)            Each Stockholder shall have voting rights and the right to distributions of cash dividends with respect to the Escrow Shares contributed to the Escrow Fund by such Stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Bionik Common Stock). As the record holder of such shares, the Escrow Agent shall vote such shares in accordance with the instructions of the Stockholders having the beneficial interest therein and shall ensure that copies of all proxy solicitation materials are promptly delivered to such Stockholders.

2.3            Additional Property Subject to Escrow. If at any time after the date hereof and prior to the distribution of the Escrow Shares any of the Stockholders shall become entitled to receive or shall receive in connection with the Escrow Shares any (i) non-taxable distribution of securities of Bionik or of any other entity including, without limitation, any certificate in connection with any increase or reduction of capital, reclassification, recapitalization, merger, business combination, consolidation, sale of assets, stock split-up or spin-off; or (ii) any non-taxable distribution of stock options, warrants or rights, whether as an addition to or in substitution of or exchange for any of the Escrow Shares; or (iii) non-taxable stock dividend or other non-taxable distribution payable in securities or property of any description, all of the shares of capital stock, or other property resulting from any such distribution, stock option, warrant, right or stock dividend shall be deemed to be Escrow Shares and shall be subject to the terms hereof to the same extent as the original Escrow Shares. Any cash dividends and any taxable stock dividends paid with respect to the Escrow Shares shall be paid to the Stockholders in accordance with their respective proportionate interests in the Escrow Shares and any taxable stock dividends. Each of the Stockholders shall recognize as income on a current basis all of the cash dividends which such Stockholder is entitled to receive and for any non-cash dividend and any other non-taxable distribution shall, through the Stockholders’ Representative, execute stock powers or other appropriate instruments of transfer for all shares, options, warrants or rights as required for transfer.

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2.4            Retained Voting and Other Rights. The Escrow Agent shall hold the Escrow Shares and any additional property acquired with respect thereto pursuant to Section 2.3 above in safekeeping and dispose thereof only in accordance with the terms of this Agreement. The Escrow Agent may treat the Stockholders’ Representative as the duly authorized agent and representative of the Stockholders with respect to any additional property related to the Escrow Shares. The Escrow Agent shall hold the Escrow Shares in accordance with each Stockholder’s proportionate interest in the Escrow Shares and shall (to the extent legally permissible) vote the Escrow Shares in accordance with the written instructions of the Stockholder for whose account such Escrow Shares are held.

ARTICLE 3

DISTRIBUTION OF ESCROW SHARES UPON TERMINATION OF THE AGREEMENT

3.1            Third-Party Claims. In the event Bionik becomes aware of an event that Bionik reasonably believes may result in a demand against the Escrow Fund, Bionik will notify the Stockholders’ Representative of such claim. The Stockholders’ Representative will then have the right, upon written notice to Bionik within twenty (20) Business Days after Bionik has notified the Stockholders’ Representative of such claim, to defend, contest, negotiate or settle any such claim or demand through counsel of its own selection (who shall be reasonably acceptable to Bionik), at the Stockholders’ own cost and expense, which costs and expenses will be payable out of the Escrow Fund and Bionik shall cooperate with and assist the Stockholders’ Representative in the defense of such claim or demand. Notwithstanding the preceding sentence, the Stockholders’ Representative will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent of Bionik, which consent will not be unreasonably withheld, provided that no such consent shall be required if such settlement, offer to settle or compromise includes an unconditional release of Bionik. If the Stockholders’ Representative does not give notice to Bionik within twenty Business Days after Bionik has notified the Stockholders’ Representative that any such claim or demand has been made in writing that the Stockholders’ Representative elects to defend, contest, negotiate, or settle any such claim or demand, then Bionik will have the right to contest and/or settle any such claim or demand and the Stockholders’ Representative shall cooperate with and assist Bionik in the defense of such claim or demand, provided, however, that Bionik will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent (which may include a general or limited consent) of the Stockholders’ Representative, which consent will not be unreasonably withheld. Notwithstanding the foregoing, any conflict or ambiguity between this Section 3.1 and the terms of the Merger Agreement will be determined in favor of the provisions set forth in the Merger Agreement. In the event that the Stockholders’ Representative has consented to any settlement, the Stockholders shall have no power or authority to object under any provision of this Agreement to the amount of such settlement.

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3.2            Claims Upon Escrow Fund.

(a)            From time to time, Bionik may provide to the Escrow Agent a certificate signed by any officer of Bionik (an “Officer’s Certificate”): (A) stating that Bionik (i) has incurred a Loss for which Bionik is entitled to indemnification under the Merger Agreement, or (ii) has properly accrued (or reasonably anticipates that it will have to accrue) in accordance with GAAP applied on a consistent basis, for a Loss that Bionik reasonably believes it will have to pay with respect to a third-party claim of which Bionik or the Company has received notice prior to the Escrow Release Date with respect to facts and circumstances existing prior to the Escrow Release Date, and (B) specifying in reasonable detail the matter for which it claims entitlement for indemnification and/or the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued or the basis for such anticipated accrual, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related. Upon receipt of an Officer’s Certificate, the Escrow Agent shall deliver to Bionik, as promptly as practicable, but subject to Section 3.3 and Section 3.4 below, an amount equal to the Escrow Payment (as defined below) in the manner set forth in the immediately following sentence. The Escrow Agent shall allocate any amount of Loss it is required to reimburse to Bionik in accordance with this Agreement based on the number of shares of Bionik Common Stock held in the Escrow Fund for the benefit of each Stockholder (each of which shall be valued at the Per Share Price in accordance with Section 1.3 hereof). Any Escrow Shares used to satisfy an Escrow Payment and delivered to Bionik out of the Escrow Fund shall reduce each such Stockholder’s interest in the Escrow Fund in the form of Bionik Common Stock in proportion to such Stockholder’s respective original contributions to the Escrow Fund. Notwithstanding anything herein to the contrary, the Escrow Agent shall rely conclusively on the Officer’s Certificate and shall have no responsibility to determine whether the information set forth therein is accurate or correct, or whether the claim has been specified in reasonable detail.

(b)            “Escrow Payment” shall mean such number of Escrow Shares out of the Escrow Fund (each of which shall be valued at the Per Share Price in accordance with Section 1.3 hereof) with an aggregate value equal to the Losses actually incurred by Bionik for which the Escrow Payment is being made, rounded up to the next whole share to avoid the release of fractional shares (the “Payment Shares”); provided, however, that in no event shall the Escrow Payment exceed the number of Escrow Shares in the Escrow Fund at the time of such Escrow Payment. The Escrow Agent shall not deliver to Bionik any Escrow Shares until Bionik has actually incurred a Loss for which it is entitled to indemnification (which shall be stated in an Officer’s Certificate), but the Escrow Agent shall withhold from any distribution to the Stockholders a number of Escrow Shares having an aggregate value equal to any accrual for Loss described in an Officer’s Certificate in accordance with clause (A)(ii) of Section 3.2(a) above.

3.3            Notification of Stockholders’ Representative. At the time of delivery of any Officer’s Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholders’ Representative (with proof of such delivery to the Escrow Agent (which proof of delivery may consist of a photocopy of the registered or certified mail or overnight courier receipt of the signed receipt if delivered by hand) (the “Proof of Delivery”); and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Bionik of any Escrow Payment unless the Escrow Agent shall have received written authorization from the Stockholders’ Representative to make such delivery. After the expiration of thirty (30) days following the Escrow Agent’s receipt of the Officer’s Certificate, the Escrow Agent shall make delivery of the Escrow Payment; provided, however, that no such payment or delivery may be made if the Stockholders’ Representative shall object in a written statement to the claim made in the Officer’s Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period. The Escrow Agent shall have no responsibility to determine whether a copy of the Officer’s Certificate was delivered to the Stockholders’ Representative other than confirming it has received the Proof of Delivery from Bionik.

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3.4            Resolution of Conflicts. In case the Stockholders’ Representative shall object in writing to any claim or claims made in any Officer’s Certificate, the Escrow Agent shall make no delivery of any Escrow Payment requested in the applicable Officers’ Certificate to Bionik and shall continue to hold the Escrow Fund until the Escrow Agent shall have received, with respect thereto either (i) joint written instructions of Bionik and the Stockholders’ Representative or (ii) a final unappealable order or award of a court of competent jurisdiction. The Stockholders’ Representative and Bionik shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders’ Representative and Bionik should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent.

ARTICLE 4

ESCROW AGENT

4.1            Escrow Agent’s Duties.

(a)            The Escrow Agent (i) shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Bionik and the Stockholders’ Representative, and shall have no duty to exercise any greater degree of care with respect to the Escrow Fund that it would for its own property and this Agreement shall not be deemed to create a fiduciary duty between the parties under state or federal law, (ii) may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties, and (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been provided with acceptable indemnification. The Escrow Agent may rely on the Stockholders’ Representative as the exclusive agent of the Stockholders under this Agreement and the Merger Agreement and shall incur no liability to any party with respect to any action taken or suffered by it in good faith in reliance thereon. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Escrow Agent is not a party to nor shall be liable for any of the agreements referred to or described herein (including, without limitation, the Merger Agreement).

(b)            The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, and is hereby expressly authorized to comply with and obey any final non-appealable orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being, subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

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(c)            The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

(d)            The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

(e)            In performing any duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent’s duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement, provided such determination or verification is in good faith.

(f)            If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to resolve the controversy or to take any action regarding it. The Escrow Agent may hold all documents and Escrow Shares and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent’s discretion, the Escrow Agent may reasonably require, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for any damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and Escrow Shares held in escrow, except all costs, expenses, charges and reasonable attorney’s fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability by the terms of this Agreement with regard to the Escrow Shares.

(g)            The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation or arbitration arising from this Agreement or involving its subject matter other than arising out of its negligence or willful misconduct.

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(h)            The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their reasonable best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent or the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as Escrow Agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

4.2            Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Bionik in accordance with the fee schedule of the Escrow Agent attached hereto, which schedule may be subject to change hereafter on an annual basis subject to Bionik’s prior approval. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation or arbitration pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney’s fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation or arbitration.

4.3            Consequential Damages. Subject to the provisions of Section 4.l(e) hereof, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

4.4            Successor Escrow Agents. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

4.5            The parties hereto each acknowledges that the Escrow Agent has represented Bionik as legal counsel with respect to the Merger Agreement and in the transactions contemplated by the Merger Agreement, and may continue to represent Bionik in these and other matters. The Stockholders’ Representative shall not seek to disqualify Escrow Agent from acting as legal counsel to Bionik in any proceeding between Bionik on the one hand, and the Stockholders’ Representative or any other person or entity on the other hand.

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ARTICLE 5

[INTENTIONALLY OMITTED]

ARTICLE 6

MISCELLANEOUS

6.1            Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Stockholders (by and through the Stockholders’ Representative), Bionik and the Escrow Agent, and their respective successors and assigns, whether so expressed or not.

6.2            Waiver of Consent. No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. No modification or waiver of any provision of this Agreement, nor consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

6.3            Captions. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

6.4            Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered in person or sent by registered or certified mail or by recognized overnight courier, postage prepaid, addressed as follows:

If to Bionik, to:

Bionik Laboratories Corp.

483 Bay Street, N105

Toronto, Ontario M5G 2C9

Attention: Peter Bloch

with a copy to its counsel:

Ruskin Moscou Faltischek, P.C.

East Tower, 15th Floor

1425 RXR Plaza

Uniondale, New York 11556

Attention: Stephen E. Fox, Esq.

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if to the Escrow Agent, to:

Ruskin Moscou Faltischek, P.C.

East Tower, 15th Floor

1425 RXR Plaza

Uniondale, New York 11556

Attention: Stephen E. Fox, Esq.

if to the Stockholders’ Representative, to:

Hermano Igo Krebs

81 Lovell Road

Watertown, MA 02472

Email: hikrebs@mit.edu

Such notice or communication shall be deemed to have been given as of the date so delivered or mailed.

6.5            Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

6.6            Governing Law. The interpretation and construction of this Agreement, and all matters relating thereto, shall be governed by the laws of the State of New York, without regard to the choice of law provisions thereof. The non-prevailing party in any dispute arising hereunder shall bear and pay the costs and expenses (including without limitation reasonable attorneys’ fees and expenses) incurred by the prevailing party or-parties in connection with resolving such dispute.

6.7            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6.8            Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of Bionik, the Stockholders’ Representative and the Escrow Agent, and any amendment or waiver hereunder shall be effective and binding upon all Stockholders if signed by the Stockholders’ Representative.

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6.9            Conflicts/Waiver. The parties hereto acknowledge and agree that the Escrow Agent has prepared this Escrow Agreement. The other parties hereto acknowledge that they have been informed of the inherent conflict of interest associated with the drafting of this Escrow Agreement by the Escrow Agent. The parties hereto represent and warrant that they have had the opportunity to consult with legal counsel of their choice regarding this Escrow Agreement and the potential and actual conflicts of interest which may exist or arise in connection with the Escrow Agent’s representation of Bionik in connection with this Escrow Agreement. By executing this Escrow Agreement, the parties hereto hereby waive any actual or potential conflicts of interest which may exist or arise as a result of such legal representation and consent to the Escrow Agent’s representation of the Company.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Bionik and the Escrow Agent have caused their corporate names to be hereunto subscribed by their respective officers thereunto duly authorized, and the Stockholders’ Representative has executed this Agreement, all as of the day and year first above written.

BIONIK LABORATORIES CORP.

By:	/s/ Peter Bloch
Name: Peter Bloch Title: CEO

STOCKHOLDERS’ REPRESENTATIVE:

/s/ Hermano Igo Krebs
Name: Hermano Igo Krebs

RUSKIN MOSCOU FALTISCHEK, P.C.

By:	/s/ Stephen Fox
Name: Stephen Fox Title: Partner

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